EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Sajid Daudi -- Head of Investor Relations..... (480) 792-7385

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2025

For the quarter ended March 31, 2025
•Net sales of $970.5 million, declined 5.4% sequentially and 26.8% from the year ago quarter. The midpoint of our guidance provided on February 6, 2025 was net sales of $960.0 million.
•On a GAAP basis: gross profit of 51.6%; operating loss of $100.3 million and 10.3% of net sales; net loss attributable to common stockholders of $156.8 million; and loss of $0.29 per diluted share. Our guidance provided on February 6, 2025 was for GAAP loss per diluted share of $0.24 to $0.14 and did not include the restructuring charges that we announced on March 3, 2025 or the preferred stock dividend related to our mandatory convertible preferred stock financing in March 2025.
•On a Non-GAAP basis: gross profit of 52.0%; operating income of $136.0 million and 14.0% of net sales; net income of $61.4 million; and EPS of $0.11 per diluted share. Our guidance provided on February 6, 2025 was for Non-GAAP EPS per diluted share of $0.05 to $0.15.
•Returned approximately $244.8 million to stockholders in the March quarter through dividends.
•Quarterly dividend on common stock declared for the June quarter of 45.5 cents per share.

For fiscal year 2025
•Net sales of $4.402 billion decreased 42.3% over the prior year.
•On a GAAP basis: gross profit of 56.1%; operating income of $296.3 million; net loss attributable to common stockholders of $2.7 million, adversely impacted by purchase accounting adjustments associated with our previous acquisitions, restructuring charges and the preferred stock dividend related to our mandatory convertible preferred stock financing in March 2025 and loss of $0.01 per diluted share.
•On a Non-GAAP basis: gross profit of 57.0%; operating income of $1.078 billion and 24.5% of net sales; net income of $708.8 million and EPS of $1.31 per diluted share.
•Paid down $356.2 million of total debt and returned $1.066 billion to shareholders through dividends and share repurchases.

CHANDLER, Arizona - May 8, 2025 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months and fiscal year ended March 31, 2025.

Steve Sanghi, Microchip’s CEO and President commented that "Our March quarter revenue of $970.5 million exceeded the midpoint of our guidance, and we believe marks the bottom of this prolonged industry down cycle for Microchip. The decisive actions we have taken under our nine-point-plan are enhancing our operational capabilities through more efficient manufacturing, improving inventory management, and a renewed strategic focus. As we move forward from a challenging fiscal year, we believe Microchip is better positioned to capitalize on growth opportunities as market conditions evolve."

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Fourth Quarter and Fiscal 2025
Financial Results

Mr. Sanghi added, "A key highlight this quarter has been our inventory reduction strategy, with overall inventory dollars down $62.8 million, distribution inventory days reduced by 4 days to 33 days, and inventory days on our balance sheet decreased by 15 days from levels at December 31, 2024. We expect even more substantial inventory reduction in the June quarter as our manufacturing optimization actions are near completion."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "During the quarter, we executed multiple financial actions that strengthened our balance sheet. These included reducing our total net debt by roughly $1.30 billion with a mandatory convertible preferred offering. We also amended and extended our revolving line of credit with more favorable terms and financial flexibility. Our financing actions are helping to maintain our investment grade rating. We believe these strategic financial moves, alongside our disciplined cost management initiatives, position us well to navigate current market challenges while maintaining financial flexibility for future growth."

Rich Simoncic, Microchip's Chief Operating Officer, said, "Our strategic initiatives continue to deliver value across markets, with our new Switchtec PCIe switches, advanced touchscreen controllers, and AI Coding software assistant demonstrating our commitment to innovation. By expanding our offerings in atomic clock technology, enhancing our microprocessors, and expanding our 10Base-T1S solutions, we believe we are well-positioned to address emerging opportunities in automotive, industrial, and e-mobility markets while accelerating our customers' development cycles."

Mr. Sanghi concluded, "In the March 2025 quarter, we achieved our first positive book-to-bill ratio in nearly three years; and we have clearly reached an inflection point. Additionally, our bookings in the month of April were higher than any month in the March quarter. Balancing this with geopolitical concerns and the non-quantifiable impact of tariffs, we expect our net sales in the June 2025 quarter to be between $1.02 billion and $1.07 billion. Our focus is on translating the momentum we are seeing in our business into enhanced shareholder value while maintaining our dividend commitment as we return to growth."

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Microchip Technology Reports
Fourth Quarter and Fiscal 2025
Financial Results

The following table summarizes Microchip's reported results for the three months and fiscal year ended March 31, 2025.

	Three Months Ended March 31, 2025(1)				Twelve Months Ended March 31, 2025(1)
Net sales	$970.5				$4,401.6
	GAAP	%	Non-GAAP(2)%		GAAP	%	Non-GAAP(2)%
Gross profit	$501.1	51.6%	$504.6	52.0%	$2,467.9	56.1%	$2,509.8	57.0%
Operating (loss) income	$(100.3)	(10.3)%	$136.0	14.0%	$296.3	6.7%	$1,078.0	24.5%
Other expense	$(68.0)		$(64.9)		$(257.4)		$(252.2)
Income tax (benefit) provision	$(13.7)		$9.7		$39.4		$117.0
Net (loss) income	$(154.6)		$61.4		$(0.5)		$708.8
Dividends on preferred stock	$(2.2)		—		$(2.2)		—
Net (loss) income attributable to common stockholders	$(156.8)	(16.2)%	$61.4	6.3%	$(2.7)	(0.1)%	$708.8	16.1%
Diluted net (loss) income per common share	$(0.29)		$0.11		$(0.01)		$1.31
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the fourth quarter of fiscal 2025 were $970.5 million, down 26.8% from net sales of $1.326 billion in the prior year's fourth fiscal quarter.

GAAP net loss attributable to common stockholders for the fourth quarter of fiscal 2025 was $156.8 million, or $0.29 per diluted share, down from GAAP net income attributable to common stockholders of $154.7 million, or $0.28 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2025 and fiscal 2024, GAAP results were adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions. The fourth quarter of fiscal 2025 GAAP results were adversely impacted by the restructuring charges that were announced on March 3, 2025 and the preferred stock dividend related to our mandatory convertible preferred stock financing in March 2025.

Non-GAAP net income for the fourth quarter of fiscal 2025 was $61.4 million, or $0.11 per diluted share, down from non-GAAP net income of $310.3 million, or $0.57 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2025 and fiscal 2024, our non-GAAP results exclude the effect of share-based compensation, restructuring charges, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, losses on the settlement of debt, and dividends on preferred stock. For the fourth quarters of fiscal 2025 and fiscal 2024, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.
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Microchip Technology Reports
Fourth Quarter and Fiscal 2025
Financial Results

Net sales for the fiscal year ended March 31, 2025 were $4.402 billion, a decrease of 42.3% from net sales of $7.634 billion in the prior fiscal year.

GAAP net loss attributable to common stockholders for the fiscal year ended March 31, 2025 was $2.7 million, or $0.01 per diluted share, a decrease from net income of $1.907 billion, or $3.48 per diluted share in the prior fiscal year. Fiscal 2025 and fiscal 2024, GAAP net loss and GAAP net income results were significantly adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions and loss on debt settlement associated with our debt refinancing activities. The fiscal 2025 GAAP net loss was adversely impacted by the restructuring charges that were announced on March 3, 2025, cybersecurity incident expenses and the preferred stock dividend related to our mandatory convertible preferred stock financing in March 2025.

Non-GAAP net income for the fiscal year ended March 31, 2025 was $708.8 million, a decrease of 73.7% from net income of $2.698 billion in the prior fiscal year. Non-GAAP earnings per diluted share for the fiscal year ended March 31, 2025 were $1.31, a decrease of 73.4% from the $4.92 per diluted share in the prior fiscal year. See the "Use of Non-GAAP Financial Measures" section of this release.

Microchip announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 45.5 cents per share, which is payable on June 5, 2025 to stockholders of record on May 22, 2025. The Microchip Board also declared a quarterly cash dividend on its 7.50% Series A Mandatory Convertible Preferred Stock of $16.875 per share (which represents $0.8438 per depositary share) which is payable on June 15, 2025 to stockholders of record on June 1, 2025.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2025
Financial Results

First Quarter Fiscal Year 2026 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.020 to $1.070 billion
	GAAP(5)	Non-GAAP Adjustments(1)	Non-GAAP(1)
Gross Profit	51.2% to 53.2%	$9.8 to $10.8 million	52.2% to 54.2%
Operating Expenses(2)	49.3% to 51.1%	$166.1 to $170.1 million	33.4% to 34.8%
Operating Income	0.2% to 3.9%	$175.9 to $180.9 million	17.4% to 20.8%
Other Expense, net	$53.2 to $54.8 million	$(0.2) to $0.2 million	$53.0 to $55.0 million
Income Tax (Benefit) Provision	$(5.3) to $(1.7) million(3)	$20.0 to $22.0 million	$14.7 to $20.3 million(4)
Net (loss) income	$(47.9) to $(9.8) million	$155.7 to $159.0 million	$107.8 to $149.2 million
Dividends on preferred stock	$(27.8) million	$27.8 million	—
Net (loss) income attributable to common stockholders	$(75.7) to $(37.6) million	$183.5 to $186.8 million	$107.8 to $149.2 million
Diluted Common Shares Outstanding	Approximately 538.9 million shares	31.4 to 32.4 million shares	Approximately 570.3 to 571.3 million shares
Diluted net (loss) per common share	$(0.15) to $(0.07)	$0.33	$0.18 to $0.26
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending June 30, 2025. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending June 30, 2025.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2026, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.
(5) Our GAAP guidance excludes the impact of any potential charges related to our ongoing evaluation of restructuring activities.

Capital expenditures for the quarter ending June 30, 2025 are expected to be between $20 million and $25 million. Capital expenditures for all of fiscal 2026 are expected to be at or below $100 million. Consistent with the slowing macroeconomic environment in fiscal 2025, we have paused most of our factory expansion actions and reduced our planned capital investments through fiscal 2026. However, we are adding capital equipment to selectively expand our production capacity and add research and development equipment.

Under the GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.
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Microchip Technology Reports
Fourth Quarter and Fiscal 2025
Financial Results

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, restructuring charges, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, losses on the settlement of debt, and dividends on preferred stock. For the fourth quarters of fiscal 2025 and fiscal 2024, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2025
Financial Results

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures and our mandatory convertible preferred stock (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2025 quarter between $45 and $55 per share (however, we make no prediction as to what our actual share price will be for such period or any other period).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Net sales	$970.5	$1,325.8	$4,401.6	$7,634.4
Cost of sales	469.4	535.9	1,933.7	2,638.7
Gross profit	501.1	789.9	2,467.9	4,995.7

Research and development	255.2	240.3	983.8	1,097.4
Selling, general and administrative	152.0	161.8	617.7	734.2
Amortization of acquired intangible assets	122.6	151.2	490.9	605.4
Special charges (income) and other, net	71.6	(16.9)	79.2	(12.3)
Operating expenses	601.4	536.4	2,171.6	2,424.7

Operating (loss) income	(100.3)	253.5	296.3	2,571.0

Other expense, net	(68.0)	(53.8)	(257.4)	(205.1)
(Loss) income before income taxes	(168.3)	199.7	38.9	2,365.9
Income tax (benefit) provision	(13.7)	45.0	39.4	459.0
Net (loss) income	(154.6)	154.7	(0.5)	1,906.9
Dividends on preferred stock	(2.2)	—	(2.2)	—
Net (loss) income attributable to common stockholders	$(156.8)	$154.7	$(2.7)	$1,906.9

Basic net (loss) income per common share	$(0.29)	$0.29	$(0.01)	$3.52
Diluted net (loss) income per common share	$(0.29)	$0.28	$(0.01)	$3.48

Basic common shares outstanding	538.2	538.9	537.3	542.0
Diluted common shares outstanding	538.2	544.8	537.3	548.0

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)

ASSETS
	March 31,	March 31,
	2025	2024
Cash and short-term investments	$771.7	$319.7
Accounts receivable, net	689.7	1,143.7
Inventories	1,293.5	1,316.0
Other current assets	236.4	233.6
Total current assets	2,991.3	3,013.0

Property, plant and equipment, net	1,183.7	1,194.6
Other assets	11,199.6	11,665.6
Total assets	$15,374.6	$15,873.2

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,155.1	$1,520.0
Current portion of long-term debt	—	999.4
Total current liabilities	1,155.1	2,519.4

Long-term debt	5,630.4	5,000.4
Long-term income tax payable	633.4	649.2
Long-term deferred tax liability	33.8	28.8
Other long-term liabilities	843.6	1,017.6

Stockholders' equity	7,078.3	6,657.8
Total liabilities and stockholders' equity	$15,374.6	$15,873.2

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Gross profit, as reported	$501.1	$789.9	$2,467.9	$4,995.7
Share-based compensation expense	3.5	5.4	21.8	25.6
Cybersecurity incident expenses	—	—	20.1	—
Other manufacturing adjustments	—	4.3	—	4.3
Non-GAAP gross profit	$504.6	$799.6	$2,509.8	$5,025.6
GAAP gross profit percentage	51.6%	59.6%	56.1%	65.4%
Non-GAAP gross profit percentage	52.0%	60.3%	57.0%	65.8%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Research and development expenses, as reported	$255.2	$240.3	$983.8	$1,097.4
Share-based compensation expense	(25.6)	(23.3)	(104.6)	(94.3)
Other adjustments	—	—	—	(0.5)
Non-GAAP research and development expenses	$229.6	$217.0	$879.2	$1,002.6
GAAP research and development expenses as a percentage of net sales	26.3%	18.1%	22.4%	14.4%
Non-GAAP research and development expenses as a percentage of net sales	23.7%	16.4%	20.0%	13.1%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Selling, general and administrative expenses, as reported	$152.0	$161.8	$617.7	$734.2
Share-based compensation expense	(11.6)	(14.1)	(54.0)	(57.6)
Cybersecurity incident expenses	—	—	(1.3)	—
Other adjustments	—	(0.8)	(7.3)	(1.3)
Professional services associated with certain legal matters	(1.4)	(0.3)	(2.5)	(1.5)
Non-GAAP selling, general and administrative expenses	$139.0	$146.6	$552.6	$673.8
GAAP selling, general and administrative expenses as a percentage of net sales	15.7%	12.2%	14.0%	9.6%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	14.3%	11.1%	12.6%	8.8%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Operating expenses, as reported	$601.4	$536.4	$2,171.6	$2,424.7
Share-based compensation expense	(37.2)	(37.4)	(158.6)	(151.9)
Cybersecurity incident expenses	—	—	(1.3)	—
Other adjustments	—	(0.8)	(7.3)	(1.8)
Professional services associated with certain legal matters	(1.4)	(0.3)	(2.5)	(1.5)
Amortization of acquired intangible assets (1)	(122.6)	(151.2)	(490.9)	(605.4)
Special charges (income) and other, net	(71.6)	16.9	(79.2)	12.3
Non-GAAP operating expenses	$368.6	$363.6	$1,431.8	$1,676.4
GAAP operating expenses as a percentage of net sales	62.0%	40.5%	49.3%	31.8%
Non-GAAP operating expenses as a percentage of net sales	38.0%	27.4%	32.5%	22.0%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures.

RECONCILIATION OF GAAP OPERATING (LOSS) INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Operating (loss) income, as reported	$(100.3)	$253.5	$296.3	$2,571.0
Share-based compensation expense	40.7	42.8	180.4	177.5
Cybersecurity incident expenses	—	—	21.4	—
Other adjustments	—	0.8	7.3	1.8
Professional services associated with certain legal matters	1.4	0.3	2.5	1.5
Other manufacturing adjustments	—	4.3	—	4.3
Amortization of acquired intangible assets (1)	122.6	151.2	490.9	605.4
Special charges (income) and other, net	71.6	(16.9)	79.2	(12.3)
Non-GAAP operating income	$136.0	$436.0	$1,078.0	$3,349.2
GAAP operating (loss) income as a percentage of net sales	(10.3)%	19.1%	6.7%	33.7%
Non-GAAP operating income as a percentage of net sales	14.0%	32.9%	24.5%	43.9%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures. The use of acquired intangible assets contributed to our revenues earned during the periods presented.

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Other expense, net, as reported	$(68.0)	$(53.8)	$(257.4)	$(205.1)
Loss on settlement of debt	1.4	—	1.7	12.2
Loss on available-for-sale investments	1.7	—	3.5	—
Non-GAAP other expense, net	$(64.9)	$(53.8)	$(252.2)	$(192.9)
GAAP other expense, net, as a percentage of net sales	(7.0)%	(4.1)%	(5.8)%	(2.7)%
Non-GAAP other expense, net, as a percentage of net sales	(6.7)%	(4.1)%	(5.7)%	(2.5)%

RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Income tax (benefit) provision as reported	$(13.7)	$45.0	$39.4	$459.0
Income tax rate, as reported	8.1%	22.5%	101.3%	19.4%
Other non-GAAP tax adjustment	23.4	26.9	77.6	(0.3)
Non-GAAP income tax provision	$9.7	$71.9	$117.0	$458.7
Non-GAAP income tax rate	13.6%	18.8%	14.2%	14.5%

RECONCILIATION OF GAAP NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS AND GAAP DILUTED NET (LOSS) INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Net (loss) income attributable to common stockholders, as reported	$(156.8)	$154.7	$(2.7)	$1,906.9
Dividends on preferred stock	2.2	—	2.2	—
Share-based compensation expense	40.7	42.8	180.4	177.5
Cybersecurity incident expenses	—	—	21.4	—
Other adjustments	—	0.8	7.3	1.8
Professional services associated with certain legal matters	1.4	0.3	2.5	1.5
Other manufacturing adjustments	—	4.3	—	4.3
Amortization of acquired intangible assets	122.6	151.2	490.9	605.4
Special charges (income) and other, net	71.6	(16.9)	79.2	(12.3)
Loss on settlement of debt	1.4	—	1.7	12.2
Loss on available-for-sale investments	1.7	—	3.5	—
Other non-GAAP tax adjustment	(23.4)	(26.9)	(77.6)	0.3
Non-GAAP net income	$61.4	$310.3	$708.8	$2,697.6
GAAP net (loss) income attributable to common stockholders as a percentage of net sales	(16.2)%	11.7%	(0.1)%	25.0%
Non-GAAP net income as a percentage of net sales	6.3%	23.4%	16.1%	35.3%
Diluted net (loss) income per common share, as reported	$(0.29)	$0.28	$(0.01)	$3.48
Non-GAAP diluted net income per common share	$0.11	$0.57	$1.31	$4.92
Diluted common shares outstanding, as reported	538.2	544.8	537.3	548.0
Diluted common shares outstanding non-GAAP	543.5	544.8	542.5	548.0
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RECONCILIATION OF GAAP DILUTED COMMON SHARES OUTSTANDING TO NON-GAAP DILUTED COMMON SHARES OUTSTANDING

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Diluted common shares outstanding, as reported	538.2	544.8	537.3	548.0
Dilutive effect of RSUs(1)	2.7	—	4.0	—
Dilutive effect of 2015 Senior Convertible Debt(1)	—	—	0.1	—
Dilutive effect of 2017 Senior Convertible Debt(1)	0.3	—	0.5	—
Dilutive effect of preferred stock(1)	2.3	—	0.6	—
Diluted common shares outstanding non-GAAP	543.5	544.8	542.5	548.0
(1)The non-GAAP adjustment includes the impact that is anti-dilutive on a GAAP basis for the fiscal quarter ended March 31, 2025 and fiscal year ended March 31, 2025 as the Company generated a GAAP net loss in the respective periods.

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
GAAP cash flow from operations, as reported	$205.9	$430.0	$898.1	$2,892.7
Capital expenditures	(14.2)	(40.1)	(126.0)	(285.1)
Free cash flow	$191.7	$389.9	$772.1	$2,607.6
GAAP cash flow from operations as a percentage of net sales	21.2%	32.4%	20.4%	37.9%
Free cash flow as a percentage of net sales	19.8%	29.4%	17.5%	34.2%
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Microchip Technology Reports
Fourth Quarter and Fiscal 2025
Financial Results

Microchip will host a conference call today, May 8, 2025 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until June 6, 2025.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on May 8, 2025 and will remain available until 5:00 p.m. (Eastern Time) on June 6, 2025. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13752601.

Cautionary Statement:

The statements in this release relating to our belief that this marks the bottom of this prolonged industry down cycle for Microchip, that the decisive actions we have taken are enhancing our operational capabilities through more efficient manufacturing, improving inventory management, and a renewed strategic focus, that we believe Microchip is better positioned to capitalize on growth opportunities as market conditions evolve, that we expect even more substantial inventory reduction in the June quarter as our manufacturing optimization actions are near completion, that our financing actions are helping to maintain our investment grade rating, that we believe these strategic financial moves, alongside our disciplined cost management initiatives, position us well to navigate current market challenges while maintaining financial flexibility for future growth, that our strategic initiatives continue to deliver value across markets, our commitment to innovation, that we believe we are well-positioned to address emerging opportunities in automotive, industrial, and e-mobility markets while accelerating our customers' development cycles, that we have clearly reached an inflection point, that we expect our net sales in the June 2025 quarter to be between $1.020 billion and $1.070 billion, that our focus is on translating the momentum we are seeing on our business into enhanced shareholder value while maintaining our dividend commitment as we return to growth, our first quarter fiscal 2026 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income, other expense, net, income tax (benefit) provision, net (loss) income, dividends on preferred stock, net (loss) income attributable to common stockholders, diluted common shares outstanding, diluted net (loss) per common share, capital expenditures for the June 2025 quarter and for all of fiscal 2026, adding capital equipment to selectively expand our production capacity and add research and development equipment, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the June 2025 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China and Europe) due to changes in the scope and level of tariffs, interest rates or high inflation, actions taken or which may be taken by the Trump administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in Ukraine-Russia and the Middle East), further changes in demand or market acceptance of our products and the products of our customers and our ability to respond to any increases or decreases in market demand or customer requests to reschedule or cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; foreign currency effects on our business; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels to meet any increases or decreases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive
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Microchip Technology Reports
Fourth Quarter and Fiscal 2025
Financial Results

developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our long-term supply assurance program; changes or fluctuations in customer order patterns and seasonality; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any decreases or increases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017); fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 8, 2025 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
Fourth Quarter and Fiscal 2025
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. Our solutions serve approximately 109,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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